Exhibit 99.1

Endwave Reports First Quarter 2009 Financial Results

Revenues increase 23% sequentially; Net loss narrows
Company divests its defense electronics and security business for $28 million

SAN JOSE, Calif.--(BUSINESS WIRE)--April 30, 2009--Endwave Corporation (Nasdaq: ENWV), a leading provider of high-frequency RF solutions for mobile communications networks, today reported financial results for its first quarter of 2009, which ended on March 31, 2009.

Revenues were $12.0 million for the first quarter of 2009, compared with $14.2 million for the first quarter of 2008 and $9.8 million for the fourth quarter of 2008. Net loss, calculated in accordance with accounting principles generally accepted in the United States (GAAP), for the first quarter of 2009 was $3.7 million, or $0.39 per share, compared with net loss for the first quarter of 2008 of $1.9 million, or $0.21 per share, and net loss for the fourth quarter of 2008 of $11.1 million, or $1.19 per share.

Non-GAAP net loss for the first quarter of 2009 was $1.6 million, or $0.17 per share, compared with non-GAAP net loss for the first quarter of 2008 of $603,000, or $0.07 per share, and non-GAAP net loss for the fourth quarter of 2008 of $3.0 million, or $0.32 per share. For the first quarter of 2009, non-GAAP net loss was calculated by excluding restructuring charges of $1.2 million and non-cash stock-based compensation expense of $807,000. For the fourth quarter of 2008, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $1.0 million, amortization of intangible assets of $328,000, non-cash charges of $573,000 related to the corporate reorganization of Allgon Microwave (including a provision for bad debt of $315,000 and inventory impairment charge of $258,000) and a goodwill and intangible asset impairment of $6.2 million.

Cash, cash equivalents and investments as of March 31, 2009 were $40.6 million, compared with $45.3 million as of December 31, 2008.

Separately, in a release issued today, Microsemi Corporation and Endwave announced that Microsemi has acquired Endwave’s defense electronics and security (D&S) business for $28 million in cash and the assumption of certain liabilities and contracts of the D&S business.

“We reported two very positive events today. First, we were pleased to see our overall revenues expand, compared to Q4 2008, driven primarily by demand from our key telecom customer. Second, Microsemi Corporation acquired the assets of our non-telecom products business. The decision to divest our non-telecom operations was a difficult decision for us, as we believe that this business has great promise. However, Microsemi has the scale and funding needed to take this business to the next level, the price offered by Microsemi was one we determined to be in the best interests of our stockholders, and we believe this transaction may help clear the way for other strategic alternatives that may be available for our communication products business,” said Ed Keible, Endwave's CEO and President.

Conference Call

Endwave Corporation will hold a conference call to discuss its financial results today at 1:30 p.m. Pacific time (PT). Investors are invited to participate in the conference call by dialing (303) 228-2962 by 1:20 p.m. PT. Starting approximately one hour after the completion of the live call, a replay will also be available until May 7. To access the recording, dial (303) 590-3000 (Pass code: 11128836 #). Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the company's website at www.endwave.com. The webcast replay will be available for 90 days.

About Endwave

Endwave Corporation designs, manufactures and markets RF solutions that enable the transmission, reception and processing of high-frequency signals in mobile communications networks. Endwave has 41 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Salem, NH and Chiang Mai, Thailand. Additional information about the company can be accessed from the company’s web site at http://www.endwave.com.

Use of Non-GAAP Financial Information

To supplement Endwave's condensed consolidated financial statements presented in accordance with GAAP, Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures may include gross margin, net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of Endwave’s current financial performance and Endwave’s prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends,” “expects,” “believes” and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: global economic conditions and their impact on our customers; volatility resulting from consolidation of key customers; our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers’ abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under “Risk Factors” in Endwave’s most recent Annual Report on Form 10-K and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2009	December 31, 2008

Assets
Current assets
Cash and cash equivalents	$28,389	$33,998
Short-term investments	12,219	11,350
Accounts receivables, net	7,634	4,762
Inventories	11,459	14,454
Other current assets	783	738
Total current assets	60,484	65,302
Property and equipment, net	4,816	4,220
Other assets	263	218
Restricted cash	600	600
Total assets	$66,163	$70,340

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,190	$2,263
Accrued warranty	2,085	2,439
Accrued compensation	1,690	2,811
Other current liabilities	958	713
Total current liabilities	6,923	8,226

Other long-term liabilities	86	73
Total stockholders' equity	59,154	62,041
Total liabilities and stockholders' equity	$66,163	$70,340

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended
	March 31, 2009	March 31, 2008
Total revenues	$12,039	$14,181
Costs and expenses:
Cost of product revenues	8,890	10,043
Cost of product revenues, amortization of intangible assets	-	149
Research and development	2,840	2,842
Selling, general and administrative	2,821	3,361
Amortization of intangible assets	-	179
Restructuring expense	1,249	-
Total costs and expenses	15,800	16,574
Loss from operations	(3,761)	(2,393)
Interest and other income, net	93	457
Loss before provision for income tax benefit	(3,668)	(1,936)
Income tax benefit	(8)	-
Net loss	$(3,660)	$(1,936)
Basic and diluted net loss per share	$(0.39)	$(0.21)
Shares used in calculating basic and diluted net loss per share	9,346,568	9,142,180

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended
	March 31, 2009	March 31, 2008
Total revenues	$12,039	$14,181
Costs and expenses:
Cost of product revenues	8,715	9,869
Research and development	2,653	2,616
Selling, general and administrative	2,376	2,756
Total costs and expenses	13,744	15,241
Loss from operations	(1,705)	(1,060)
Interest and other income, net	93	457
Loss before provision for income tax benefit	(1,612)	(603)
Income tax benefit	(8)	-
Net loss	$(1,604)	$(603)
Basic and diluted net loss per share	$(0.17)	$(0.07)
Shares used in calculating basic and diluted net loss per share	9,346,568	9,142,180

1. Non-GAAP operating results exclude restructuring expense and non-cash stock compensation expense.

GAAP TO NON-GAAP NET LOSS RECONCILIATION
(in thousands)
(unaudited)

	Three months ended
	March 31, 2009	March 31, 2008
GAAP net loss	$(3,660)	$(1,936)
Cost of product revenues, amortization of intangible assets	-	149
Cost of product revenues, stock-based compensation expense	175	174
Amortization of intangible assets	-	179
Research and development, stock-based compensation expense	187	226
Selling, general and administrative, stock-based compensation expense	445	605
Restructuring expense	1,249	-
Non-GAAP net loss	$(1,604)	$(603)

CONTACT:
Summit IR Group Inc.
Mary McGowan, 408-404-5401
mary@summitirgroup.com